Exhibit 99.1

USG Corporation Reports Record Ceilings Results and 2014 Third Quarter Results

CHICAGO--(BUSINESS WIRE)--October 23, 2014--USG Corporation (NYSE:USG):

Third Quarter 2014 vs. Third Quarter 2013

Consolidated Business Highlights

  Sales increased 5 percent to $972 million
  GAAP operating profit of $22 million compared to $75 million
  Adjusted operating profit of $112 million compared to $76 million
  GAAP net loss of ($12) million compared to net income of $23 million
  Adjusted net income of $66 million compared to $24 million
  $48 million settlement in principle for wallboard pricing lawsuit

Business Unit Highlights

  U.S. Gypsum wallboard shipments totaled 1.40 BSF vs. 1.37BSF
  U.S. Gypsum average wallboard price of $164.80 per thousand square feet vs. $154.04
  Ceilings operating profit of $30 million compared to $23 million
  Distribution operating profit of $4 million compared to $3 million
  USG's share of net income from USG Boral Building Products totaled $12 million

USG Corporation (NYSE:USG), a leading building products company, today reported that its third quarter adjusted net income improved by 175% from a year ago, with its Ceilings division delivering record quarterly operating profit.

“During the third quarter, we generated our strongest quarterly adjusted EBITDA since 2006,” said James S. Metcalf, Chairman, President, and CEO. “The improvement in our results is evidence that our Plan to Win is working. Although I’m pleased with this progress, the recovery in our end-markets continues to lag our expectations.”

Third quarter 2014 net sales of $972 million were up 5 percent from third quarter 2013 net sales of $925 million. USG’s third quarter 2014 GAAP operating profit was $22 million compared to $75 million in the third quarter of 2013. Third quarter 2014 GAAP net loss was ($12) million, ($0.09) per diluted share, and ($0.09) per basic share. This compares to net income of $23 million, $0.21 per diluted share, and $0.22 per basic share, in the third quarter of 2013.

USG also reached an agreement in principle to settle all claims made in the direct and indirect purchaser class actions consolidated in the lawsuit, In re: Domestic Wallboard Antitrust Litigation, MDL No. 2437, pending in the United States District Court for the Eastern District of Pennsylvania. Pursuant to the agreement in principle to settle, which is subject to finalization of a settlement agreement and court approval, USG will make a payment of $48 million. USG strongly denies any wrong-doing for the claims made in the lawsuits, but settled to avoid the expense, distraction and risk of further litigation. USG expects to make this cash payment within the next twelve months, while recording the $48 million charge in the third quarter of 2014.

“It is very disappointing to settle this lawsuit when we strongly believe we have done nothing wrong,” Mr. Metcalf said. “However, we have to be realistic about the cost and risk a lawsuit like this creates for USG. Settling allows us to put this issue behind us and continue to focus on serving our customers. USG has always established its prices and pricing policies independently and in full compliance with the law. In addition, we still expect to achieve our de-levering targets over the planning horizon.”

The corporation’s adjusted operating profit was $112 million in the third quarter of 2014, which includes, among other items, adjusted equity method investment income of $12 million from USG Boral Building Products, compared to an adjusted operating profit of $76 million in the third quarter of 2013. Adjusted net income was $66 million in the third quarter of 2014 compared to an adjusted net income of $24 million in the third quarter of 2013. Adjusted net income in the third quarter of 2014 excludes $48 million for the settlement in principle of its wallboard pricing lawsuit and a $30 million asset impairment charge related to the closure of certain wallboard production lines and facilities, as well as the write off of previously incurred and capitalized costs for the construction of two future wallboard facilities.

Third quarter 2014 adjusted earnings per basic share was $0.45 compared to adjusted earnings per basic share of $0.23 during the third quarter of 2013. A full reconciliation of adjusted equity income from USG Boral Building Products to income from equity method investments, adjusted operating profit to operating profit, adjusted net income to net income, and adjusted earnings per basic share to earnings per basic share is set forth on a schedule attached hereto.

A conference call is being held today at 8:00 A.M. Central Time during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG website, www.usg.com, in the Investor Relations section. The dial-in number for the conference call is 1-888-771-4371 (1-847-585-4405 for international callers), and the pass code is 38075413. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Thursday, November 6, 2014. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 38075413.

USG Corporation

USG Corporation is a manufacturer and distributor of innovative, high-performance building systems through its United States Gypsum Company, USG Interiors, LLC, and L&W Supply Corporation subsidiaries and its USG Boral Building Products joint venture. Headquartered in Chicago, USG worldwide operations serve the commercial, residential, and repair and remodel construction markets, enabling our customers to build the outstanding spaces where people live, work and play. USG wall, ceiling, exterior sheathing, flooring underlayment and roofing systems provide leading-edge building solutions, while L&W Supply branch locations efficiently stock and deliver building materials throughout the United States. USG Boral Building Products is a leading plasterboard & ceilings joint venture across Asia, Australasia, and the Middle East. USG and its subsidiaries are proud sponsors of the U.S. Olympic and Paralympic teams and the Canadian Olympic team. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the corporation’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the corporation presents the non-GAAP financial measures adjusted operating profit, adjusted net income, adjusted equity income from USG Boral Building Products, and adjusted earnings per basic share, which exclude certain items. In addition, adjusted operating profit includes the corporation’s income from its equity method investments, including the USG Boral Building Products joint venture. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the corporation’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the corporation’s core operating results. Adjusted operating profit includes the income from the corporation's equity method investments, including the USG Boral Building Products joint venture, because management views the joint venture as a business unit, even though the corporation’s share of the joint venture is 50%. Further, management believes it is appropriate to exclude the indicated items from income from equity method investments, because the resulting adjusted equity income from USG Boral Building Products can be used to evaluate the financial performance of USG Boral Building Products. In addition, the corporation uses adjusted operating profit and adjusted net income as components in the measurement of incentive compensation. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the corporation’s use of non-GAAP financial measures, and reconciliations to the nearest GAAP measures, see the schedules attached hereto.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ materially due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; our substantial indebtedness and our ability to incur substantial additional indebtedness; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material and energy costs; volatility in the assumptions used to determine the funded status of our pension plans; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates for us and the industry; our ability to expand into new geographic markets and the stability of such markets; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; our ability to protect our intellectual property and other proprietary rights; changes in laws or regulations, including environmental and safety regulations; the satisfactory performance of certain business functions by third party service providers; our ability to achieve anticipated savings from cost reduction programs; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarters ended June 30, 2014.

USG CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions except share and per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$972	$925	$2,770	$2,655
Cost of products sold	796	770	2,276	2,225
Gross profit	176	155	494	430

Selling and administrative expenses	76	80	230	229
Litigation settlement charge	48	—	48	—
Long-lived asset impairment charges	30	—	30	—
Restructuring charges	—	—	—	3
Operating profit	22	75	186	198

Income from equity method investments	(12)	(1)	(20)	(2)
Interest expense	43	51	135	151
Interest income	—	(1)	(1)	(3)
Gain on deconsolidation of subsidiaries and consolidated joint ventures	—	—	(27)	—
Income (loss) from continuing operations before income taxes	(9)	26	99	52

Income tax expense	2	2	7	1
Income (loss) from continuing operations	(11)	24	92	51

Loss from discontinued operations, net of tax	—	(1)	(1)	(1)
Net income (loss)	$(11)	$23	$91	$50

Less: Net income attributable to noncontrolling interest	1	—	1	—

Net income (loss) attributable to USG	$(12)	$23	$90	$50

Earnings (loss) per common share - basic:
Income (loss) from continuing operations	$(0.09)	$0.23	$0.65	$0.48
Loss from discontinued operations	—	(0.01)	(0.01)	(0.01)
Net income (loss)	$(0.09)	$0.22	$0.64	$0.47

Earnings (loss) per common share - diluted:
Income (loss) from continuing operations	$(0.09)	$0.22	$0.63	$0.47
Loss from discontinued operations	—	(0.01)	(0.01)	(0.01)
Net income (loss)	$(0.09)	$0.21	$0.62	$0.46

Average common shares	144,646,284	108,608,086	140,944,207	108,486,583
Average diluted common shares	144,646,284	111,008,421	147,087,399	111,052,333

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	September 30, 2014	December 31, 2013

Assets
Cash and cash equivalents	$240	$810
Short-term marketable securities	64	82
Restricted cash	1	5
Receivables (net of reserves - $11 and $12)	434	369
Inventories	326	332
Income taxes receivable	7	3
Deferred income taxes	51	52
Other current assets	53	47
Total current assets	1,176	1,700
Long-term marketable securities	36	60
Property, plant and equipment (net of accumulated depreciation and depletion - $1,909 and $1,840)	1,953	2,103
Deferred income taxes	12	17
Equity method investments	739	73
Other assets	148	168
Total assets	$4,064	$4,121

Liabilities and Stockholders' Equity
Accounts payable	$257	$284
Accrued expenses	206	216
Current portion of long-term debt	4	63
Income taxes payable	—	5
Litigation settlement accrual	48	—
Total current liabilities	515	568
Long-term debt	2,206	2,238
Long-term debt - related party	—	54
Deferred income taxes	70	66
Pension and other postretirement benefits	246	277
Other liabilities	261	256
Total liabilities	3,298	3,459
Stockholders' Equity:
Preferred stock	—	—
Common stock	14	14
Additional paid-in capital	3,007	2,920
Accumulated other comprehensive income	(27)	24
Retained earnings (accumulated deficit)	(2,230)	(2,320)
Stockholders' equity of parent	764	638
Noncontrolling interest	2	24
Total stockholders' equity including noncontrolling interest	766	662
Total liabilities and stockholders' equity	$4,064	$4,121

Other Information:
Total cash and cash equivalents and marketable securities	$340	$952
Borrowing availability under existing credit facilities	291	314
Total Liquidity	$631	$1,266

USG CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions, unaudited)
	Nine months ended
	September 30,
	2014	2013
Operating Activities
Net income	$91	$50
Less: Loss from discontinued operations, net of tax	(1)	(1)
Income from continuing operations	92	51

Adjustments to reconcile income from continuing operations to net cash:
Depreciation, depletion and amortization	115	115
Litigation settlement charge	48	—
Long-lived asset impairment charges	30	—
Share-based compensation expense	16	14
Deferred income taxes	4	(1)
Gain on asset dispositions	(12)	(1)
Income from equity method investments	(20)	(2)
Gain on deconsolidation of subsidiaries and consolidated joint ventures	(27)	—
(Increase) decrease in working capital, net of deconsolidation of subsidiaries and consolidated joint ventures:
Receivables	(70)	(57)
Income taxes receivable	(1)	—
Inventories	(6)	(24)
Other current assets	(1)	(14)
Payables	(16)	(14)
Accrued expenses	(6)	(4)
Decrease in other assets	—	—
Decrease in pension and other postretirement benefits	(48)	(59)
Decrease in other liabilities	(12)	(4)
Other, net	(6)	12
Net cash provided by operating activities	80	12

Investing Activities
Purchases of marketable securities	(126)	(152)
Sales or maturities of marketable securities	166	144
Capital expenditures	(88)	(72)
Acquisition of mining rights	—	(17)
Net proceeds from asset dispositions	14	1
Investment in joint ventures, including $23 million of cash of contributed subsidiaries in 2014	(558)	(5)
Insurance proceeds	3	—
Return (deposit) of restricted cash	4	(1)
Net cash used for investing activities	(585)	(102)

Financing Activities
Issuance of debt	3	7
Repayment of debt	(62)	(3)
Loans from joint venture partner	—	3
Issuance of common stock	4	3
Repurchases of common stock to satisfy employee tax withholding obligations	(7)	(9)
Net cash (used for) provided by financing activities	$(62)	$1

		(Continued)

USG CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(dollars in millions)
(Unaudited)
	Nine months ended
	September 30,
	2014	2013

Effect of exchange rate changes on cash	(2)	(4)

Net cash used for operating activities - discontinued operations	(1)	(1)

Net decrease in cash and cash equivalents	(570)	(94)
Cash and cash equivalents at beginning of period	810	546
Cash and cash equivalents at end of period	$240	$452

Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest	$127	$137
Income taxes paid, net	9	4

Noncash Investing and Financing Activities:
Amount in accounts payable for capital expenditures	7	8
Contribution of wholly-owned subsidiaries and joint venture investments as consideration for investment in USG Boral Building Products	121	—
Conversion of $75 million of 10% convertible senior notes due 2018, net of discount	(73)	—
Issuance of common stock upon conversion of debt	75	—
Accrued interest on debt conversion	(2)	—

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013 (b)	2014 (b)	2013 (b)
Net Sales:
Gypsum:
United States	$494	$456	$1,414	$1,308
Canada	90	90	256	258
Mexico / Latin America	51	49	146	148
Other (a)	22	19	65	56
Eliminations	(36)	(34)	(103)	(100)
Total	621	580	1,778	1,670
Ceilings:
United States	125	120	353	357
USG International	—	13	7	36
Canada	15	15	43	47
Mexico / Latin America	10	10	27	28
Eliminations	(13)	(12)	(38)	(40)
Total	137	146	392	428
Distribution:
L&W Supply	359	331	1,003	931
Eliminations	(145)	(132)	(403)	(374)
Total USG Corporation Net Sales	$972	$925	$2,770	$2,655

Operating Profit (Loss):
Gypsum:
United States	$(2)	$66	$129	$164
Canada	5	5	13	11
Mexico / Latin America	5	5	13	16
Other (a)	4	(1)	17	(2)
Eliminations	—	—	—	(1)
Total	12	75	172	188
Ceilings:
United States	26	20	58	65
USG International	—	(2)	—	(3)
Canada	2	3	6	9
Mexico / Latin America	2	2	5	6
Total	30	23	69	77
Distribution:
L&W Supply	4	3	9	2
Corporate	(23)	(25)	(65)	(63)
Eliminations	(1)	(1)	1	(6)
Total USG Corporation Operating Profit	$22	$75	$186	$198

USG Boral Building Products (UBBP):
Net sales	$286	N/A	$655	N/A
Operating profit	31	N/A	57	N/A
Net income attributable to UBBP	24	N/A	39	N/A
USG share of income from UBBP	12	N/A	19	N/A

(a) Includes our mining operation in Little Narrows, Nova Scotia, Canada, and our shipping company.
(b) Historical results have been recast to reflect the company's change in segments effective April 1, 2014.

USG CORPORATION
RECONCILIATION of NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Income from equity method investments - GAAP measure	$12	$1	$20	$2
Less: Income from equity method investments - Other joint ventures	—	(1)	(1)	(2)
USG's share of UBBP restructuring charges, net of tax	—	—	2	—
Adjusted equity income from UBBP - Non-GAAP measure	$12	$—	$21	$—

Operating profit - GAAP measure	$22	$75	$186	$198
Gain on sale of surplus property	—	—	(12)	—
Litigation settlement charge	48	—	48	—
Long-lived asset impairment charges	30	—	30	—
Restructuring charges	—	—	—	3
Income from equity method investments	12	1	20	2
USG's share of UBBP restructuring charges, net of tax	—	—	2	—
Adjusted operating profit - Non-GAAP measure	$112	$76	$274	$203

Net income (loss) attributable to USG - GAAP measure	$(12)	$23	$90	$50
Loss from discontinued operations	—	1	1	1
Gain on sale of surplus property	—	—	(12)	—
Litigation settlement charge	48	—	48	—
Long-lived asset impairment charges	30	—	30	—
Restructuring charges	—	—	—	3
USG's share of UBBP restructuring charges, net of tax	—	—	2	—
Gain on deconsolidation of subsidiaries and consolidated joint ventures	—	—	(27)	—
Withholding tax on property contributed to USG Boral joint venture	—	—	1	—
Reduction in valuation allowance for deferred tax assets	—	—	—	(3)
Adjusted net income attributable to USG - Non-GAAP measure	$66	$24	$133	$51

				(Continued)

USG CORPORATION
RECONCILIATION of NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Earnings (loss) per common share - basic - GAAP measure	$(0.09)	$0.22	$0.64	$0.47
Adjustments per average common share:
Loss from discontinued operations	—	0.01	0.01	0.01
Gain on sale of surplus property	—	—	(0.09)	—
Litigation settlement charge	0.33	—	0.34	—
Long-lived asset impairment charges	0.21	—	0.21	—
Restructuring charges	—	—	—	0.03
USG's share of UBBP restructuring charges, net of tax	—	—	0.01	—
Gain on deconsolidation of subsidiaries and consolidated joint ventures	—	—	(0.19)	—
Withholding tax on property contributed to USG Boral joint venture	—	—	0.01	—
Reduction in valuation allowance for deferred tax assets	—	—	—	(0.03)
Adjusted earnings per common share - basic - Non-GAAP measure	$0.45	$0.23	$0.94	$0.48
Average common shares	144,646,284	108,608,086	140,944,207	108,486,583

UNITED STATES GYPSUM COMPANY
WALLBOARD REALIZED SELLING PRICES AND SHIPMENTS

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter		Full Year
Year	Price	Volume	Price	Volume	Price	Volume	Price	Volume	Price	Volume

2014
Total
	$166.66	1.15	$167.31	1.32	$164.80	1.40
Domestic
	$174.03		$174.32		173.15

2013
Total
	$153.07	1.11	$153.77	1.29	$154.04	1.37	$155.09	1.38	$154.04	5.14
Domestic
	$158.74		$159.62		$159.90		$161.72		$160.07

Wallboard price reflects amount per one thousand square feet.
Volume expressed in billions of square feet.
The calculation of domestic price was modified to exclude wallboard sales to all customers outside of the United States and not solely sales to foreign subsidiaries, which was the definition used in the first quarter of this year. All historical quarters presented above have been modified to be comparable with the new calculation.

CONTACT:
USG Corporation
Media
Sasha Bigda
(312) 436-6511
sbigda@usg.com
or
Investors
Matthew Ackley
(312) 436-6263
investorrelations@usg.com